UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   September 7, 2007

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park 271 Mill Road Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (c)  Appointment of Corporate Controller and Vice President

The Board of Directors of Datawatch Corporation (the “Company”) appointed Daniel F.  Incropera, CPA, as the Company’s Corporate Controller and Vice President on September 7, 2007 to hold office until a successor is appointed or until his earlier resignation or removal.  Mr. Incropera has served as the Company’s Controller since October 2006.

From 2003 until joining the Company, Mr. Incropera served as Controller of Pennichuck Corporation, in Nashua, New Hampshire, a publicly traded company that operates several water utility subsidiaries.  From 2002 until 2003, Mr. Incropera was the Assistant Controller at Concord Communications, Inc. in Marlborough, Massachusetts, which was a publicly traded software company providing network service management solutions.  Mr. Incropera holds a Bachelor of Science degree in Business Administration from Merrimack College and a Certificate in Accountancy from Bentley College.  Mr. Incropera is 42 years old.

As the Company’s Corporate Controller, Mr. Incropera will be paid a base salary of $125,000 per year, and will be eligible for a $3,500 bonus per quarter from his appointment date through September 30, 2008, based on the achievement of certain management business objectives.  Mr. Incropera will also be eligible for participation in the Company’s Corporate Officers Compensation Plan, as described in the Company’s Current Report on Form 8-K which was filed on January 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

Date: September 11, 2007
By: /s/ Robert W. Hagger
Name: Robert W. Hagger
Title: President and Chief Executive Officer